                                                                  Rule 424(b)(3)
                                                             Reg. No. 333-63162

                              MEDIX RESOURCES, INC.
                            SUPPLEMENT TO PROSPECTUS
                              DATED AUGUST 6, 2001

     On April 1,  2002,  the  Company  filed a Form 10-K for its  fiscal  ending
December 31, 2001.  The Form 10-K is hereby  incorporated  by reference into the
Prospectus. A copy of the Form 10-K can be obtained from the Company or from the
SEC, and must be delivered  with the  Prospectus.  Our net loss for the year was approximately  ($10,636,000),  and at December  31,  2001 we had an  accumulated deficit  of  approximately  ($34,059,000)  and  a  working  capital  deficit  of approximately ($1,404,000).

     29,703  shares  of our  common  stock  registered  in the name of  Dutchess
Advisors Limited under the caption "Selling Shareholders" in the Prospectus have been  transferred to Dutchess  Private  Equities  Fund,  L.P., and from the date hereof  the  number  of  shares  listed  under  such  caption  for such  selling shareholders  shall be  deemed  to be:  Dutchess  Private  Equities  Fund,  L.P,
1,529,703 shares, and Dutchess Advisors Limited, 570,297 shares.

     As of April 1, 2002,  we have made 16  draw-downs  under the Equity Line of
Credit  Agreement  for  the  aggregate  amount  of  $2,584,910.   In  connection
therewith, we have issued 4,468,629 shares of our common stock.

                  The date of this Supplement is April 1, 2002